UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-SMART CORP.

(Exact name of registrant as specified in its charter)

Nevada	35-2810816	7371
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Diana Vasylenko

7311 Oxford Ave

Philadelphia, PA 19111

Tel. +16203079197

Email: office@e-smart.io

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717
Tel. 1-800-981-7183
Email: info@BizFilings.com

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ̈

Accelerated filer ̈

Non-accelerated filer ̈

Smaller reporting company X

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  X

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	4,500,000	0.0225	101,250	$14,95*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated March 26, 2024

E-SMART CORP.
4,500,000 SHARES OF COMMON STOCK $0.0225 PER SHARE

E-Smart Corp. is launching its initial offering of common stock, and no public market currently exists for the securities being offered. We are offering for sale a total of 4,500,000 shares of common stock at a fixed price of $0.0225 per share. There is no minimum requirement for the number of shares to be sold in order for the offering to proceed. Proceeds from the sale of the shares will be used to fund the prescribed stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. This Prospectus will permit our sole officer and Director to sell 4,500,000 shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.0225 per share for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when our sole Director decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Diana Vasylenko owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While she continues to control 100% of the voting power in our Company, Diana Vasylenko will have effective control over the Company therefore we might be deemed “controlled Company”. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

If no shares are sold following this offering, Diana Vasylenko will continue to hold 100% of the shares issued. If all 4,500,000 shares are sold, Diana Vasylenko will hold 50% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, the Company will intend to apply to be traded on OTCQB, or OTCQX markets. We hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB or OTCQX. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is deemed a criminal offense.

SUBJECT TO COMPLETION, DATED MARCH 26, 2024

TABLE OF CONTENTS

PROSPECTUS SUMMARY	7
THE OFFERING	10
RISK FACTORS	12
USE OF PROCEEDS	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	24
DESCRIPTION OF BUSINESS	28
LEGAL PROCEEDINGS	35
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	35
EXECUTIVE COMPENSATION	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
PLAN OF DISTRIBUTION	38
DESCRIPTION OF SECURITIES	41
INDEMNIFICATION	42
INTERESTS OF NAMED EXPERTS AND COUNSEL	42
EXPERTS	42
AVAILABLE INFORMATION	42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	43
INDEX TO THE FINANCIAL STATEMENTS	44

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "should," "anticipates," "believes," "continues," "estimates," "expects," "may," "plans," "predicts," "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

FREQUENTLY USED TERMS

Issuer - the company that is offering its securities to the public for the first time through the IPO.

Securities - financial instruments representing ownership (equity) or indebtedness (debt) that can be traded on a public market.

Stock - a type of security that represents ownership in a company and signifies a claim on part of the company's assets and earnings.

Prospectus - the formal document that provides details about the offering, including the company's business, financials, risk factors, and terms of the securities being offered.

Offering Price - the price at which the securities are initially offered to the public.

Shares Outstanding - the total number of shares of a company's stock held by investors.

Due Diligence - the process of thoroughly investigating and evaluating a company's financial and operational details before the IPO.

Loan Agreement - a legal contract outlining the terms and conditions under which a borrower agrees to repay a lender the borrowed amount, typically including interest, over a specified period. In the context of an initial public offering (IPO), a company may enter into loan agreements to secure additional funds or manage financial obligations during the pre-IPO phase.

Master - experienced and skilled tattoo artists known for their proficiency in delivering high-quality artwork.

Tattoo Cost Calculator - a feature or tool that estimates the potential cost of a tattoo based on various factors such as size, design intricacy, and body placement, providing users with a preliminary insight into the financial aspects of their desired tattoo.

AI Textual Tattoo Idea Generator - an innovative tool utilizing artificial intelligence algorithms to generate textual descriptions and ideas for tattoo designs.

Tattoo Blog – a section on the website dedicated to providing news, guides, and insights related to tattoos, serving both enthusiasts and professionals in the tattoo industry.

API (Application Programming Interface) - a set of rules and protocols allowing customers to integrate E-Smart's AI textual tattoo idea generator into their own products and services, enabling a wider audience to access and benefit from the technology.

PROSPECTUS SUMMARY

This summary provides a brief overview of key information found in this prospectus. It is essential to note that this summary does not encompass all the necessary details for making an informed investment decision. Prior to making any investment choices, it is imperative that you thoroughly review the complete contents of this prospectus, including sections such as "Risk Factors," "Description of Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements. Your investment decision should be based on a comprehensive understanding of all disclosed information within this prospectus. Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “Company,” and “corporation” in this prospectus to refer to E-Smart Corp., a Nevada incorporated entity. To refer to Company’s website, we use the terms “website”, “platform,” “digital platform”.

As of the current date, our common stock is not publicly traded, and there is no guarantee that a trading market will be established in the future or sustained if it does develop. We have not authorized anyone to provide information other than what is presented in this prospectus, and it is important not to rely on any unauthorized sources. We are not making an offer to sell these securities in any jurisdiction where it is prohibited. This document should only be used in jurisdictions where the sale of these securities is legal.

The information provided in this prospectus is accurate only as of the date indicated on the front page, regardless of the delivery date or any subsequent sale of our common stock. Since the date on the front page, there may have been changes to our business, financial condition, and results of operations. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

E-SMART CORP.

E-Smart is an innovative digital platform that aims to revolutionize the tattoo industry by efficiently connecting tattoo artists and clients. Our platform is designed to enhance efficiency, simplifying the client-artist interaction process to meet the requirements of both clients and tattoo studios.

Our platform ensures a seamless experience for all users, providing a comprehensive database of skilled tattoo artists. Artists can easily showcase their exceptional work, and expand their client base. By including essential information and direct links to their social media profiles, we facilitate convenient access for users to view portfolios and initiate contact with their preferred artists. Masters interested in joining our platform shall contact us through our designated contacts and apply for inclusion in the database.

As of the current moment, E-Smart Corp. has engaged in preliminary discussions with nine tattoo artists regarding potential collaboration on its platform. The details of the agreements, including terms and conditions, compensation structure, and other material terms are being negotiated and are subject to further refinement. Until formal contracts are established, these agreements remain non-binding, allowing both parties the flexibility to adjust or reconsider their participation.

To assist clients in finding their ideal tattoo design, we offer a diverse gallery featuring a range of designs across various artistic styles. This enables clients to explore different options and make informed decisions that align with their personal preferences.

Moreover, our commitment to staying ahead of industry trends is evident through our tattoo blog, which serves as a valuable resource for both enthusiasts and professionals. This blog provides users with up-to-date news, guides, and insights related to tattoos. We also ensure that tattoo artists are equipped with the latest information on tools and materials, catering to their evolving needs in this dynamic industry.

Embracing the power of artificial intelligence, we have integrated an advanced AI-powered textual tattoo idea generator into our platform. This cutting-edge technology employs sophisticated algorithms to create unique and personalized descriptions of tattoo designs. Clicking the "Generate Ideas" button provides users with up to 10 AI-generated tattoo ideas. Utilizing the AI tattoo idea generator allows users to explore diverse design descriptions and push creative boundaries. This tool proves particularly beneficial for users who are in the early stages of considering a tattoo and want to explore ideas in a textual format before moving on to visual designs.

As part of our commitment to transparency and convenience, our AI functionality estimates the approximate cost of a tattoo. By considering factors such as size, design complexity, and artist skill level, we provide users with an average cost by States, helping gauge the typical pricing for tattoos in various regions. This empowers clients to plan their budget effectively and make informed decisions before engaging with a tattoo artist, eliminating any potential surprises or uncertainties. The management of E-Smart Corp. believes that these AI technologies contribute to the platform's competitive strengths, offering users innovative tools and features in the tattoo industry.

We're a newly established tattoo industry Company, launching operations without prior user engagement.

Looking ahead, we have identified several key enhancements to further optimize our platform's functionality. Firstly, we plan to implement a clear and distinct separation between the platform for artists and clients. Our tattoo blog will feature distinct sections for tattoo masters and clients. Tattoo masters can access articles on tattoo technology, trends, and tools, aiding in skill enhancement. Meanwhile, clients will find content on design inspiration, artist selection, aftercare, and tattoo removal. This segregation optimizes user experience, delivering tailored information to each group.

In the near future, we aim to introduce a chatbot assistant, known as the Tattoo Bot, to elevate the user experience to new heights. This conversational agent will possess a wide range of functionalities, including assisting users with frequently asked questions, simplifying the artist selection process, and providing guidance in identifying the most suitable tattoo styles based on individual preferences. Furthermore, the Tattoo Bot will ensure seamless navigation throughout our website, fostering a user-friendly journey that eliminates confusion and frustration.

The automation capabilities of the Tattoo Bot will ensure its availability around the clock, offering a dependable source of assistance beyond regular business hours, which can instill trust and reliability in our Company.

E-Smart is a dynamic and forward-thinking digital platform that connects tattoo artists and clients seamlessly. By leveraging advanced technologies, offering comprehensive services, and prioritizing user convenience, we provide an unparalleled experience for all stakeholders in the tattoo industry.

Employees

We are a development stage Company and currently have no employees, other than our board of directors, Diana Vasylenko, who takes the positions of the Director, President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer).

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public Company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.00 billion in non-convertible debt in the prior three-year period.

We are not a “shell Company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have developed business plan and real business operations.

Corporate information

E-Smart Corp. is a US-based Company incorporated in the state of Nevada on June 6, 2023. Our primary executive office is located at 7311 Oxford Ave Philadelphia, PA 19111, and we can be reached via phone at +16203079197.

Our Web-site

Our website is located at https://e-smart.io.

E-Smart Corp. is currently in the developmental stage, focusing on the development, and marketing of the online platform. To carry out our business plan, we require a minimum of $25,313 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $25,313 our business may fail.

In addition, we may require additional financing after the twelve-month period. Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The Company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	E-Smart Corp.
Securities Being Offered:	4,500,000 shares of common stock.
Price Per Share:	$0.0225
Duration of the Offering:	We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. The shares will be offered for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$101,250
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our Director, Diana Vasylenko. The shares are not being offered for resale under this registration.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements.

Financial Summary	August 31, 2023 ($)	November 30, 2023 ($)
Cash and Deposits	225	272
Total Assets	16,725	80,584
Total Liabilities	13,204	83,023
Total Stockholder’s Deficit	3,521	(2,439)

Statement of Operations	Year ended August 31, 2023 ($)	For the three months November 30, 2023 ($)
Total Income	-	-
COGS	-	-
Total Expenses	990	5,985
Net Loss for the Period	979	5,960
Net Loss per Share	0.00	0.00

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks relating to our business

We are a development stage Company and have commenced limited operations in our business. We anticipate incurring substantial operating losses for the foreseeable future.

We were incorporated on June 6, 2023 and have initiated limited business operations. Accordingly, we have no way to assess the probability of our business attaining success. Potential investors should be aware of the typical challenges encountered by new companies and the high failure rate of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unforeseen problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate a rise in operating expenses without substantial revenue generation. We expect to incur significant losses in the near future. We recognize that if the effectiveness of our business plan is not forthcoming, we may be unable to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent upon the funds to be raised in this offering to continue our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing.

Our current operating funds are less than necessary to complete our intended operations in the tattoo industry business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of this date, we have no revenues and just recently started our operation. As of today, we haven’t experienced any users. The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. Our Director Diana Vasylenko has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Diana Vasylenko and E-Smart Corp., which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

We require a minimum funding of approximately $25,313 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Diana Vasylenko, our sole officer and Director, who has formally agreed to advance funds to allow us to pay for fees payable in connection with the filing of this registration statement and operation expenses. After one year we may need additional financing. If we do not generate any revenue, we may need a minimum of $9,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to continue our operations in the tattoo industry. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

The company relies on the terms specified in the Full-Stack Development Agreement.

E-Smart Corp. relies on Log Horizon Trading Limited for the development of crucial components, including the website, AI-driven tools, and database integration. This agreement, filed as exhibit 10.2 in the prospectus and signed on the 30th day of June, 2023, may introduce a significant risk for E-Smart Corp. The Company relies on Log Horizon Trading Limited for the further functioning of the business, such as for maintenance, updates, or future functionalities. The success of E-Smart's platform is intertwined with the performance of Log Horizon Trading Limited, and any disruptions in the development process could have severe consequences.

This dependency on the Full-Stack Development Agreement underscores the importance of proactive risk management and close collaboration between E-Smart Corp. and Log Horizon Trading Limited to ensure the successful and timely delivery of the platform.

We have not earned revenue to date and our ability continue our operations is dependent on our ability to raise financing.  Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.

We have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the tattoo design business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. If we fail to raise sufficient capital when needed, our Director Diana Vasylenko has agreed to give us an interest-free loan for 5 years, as indicated by the agreement closed between Diana Vasylenko and E-Smart Corp., which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Otherwise, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider this risk when determining if an investment in E-Smart Corp. is suitable.

If we are deemed a “shell Company”, the Company’s shareholders may not be able to rely on the provisions of rule 144 for resale of their shares until certain conditions are met.

A "shell company" is generally defined as a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. While we are not classified as a "shell company" under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, the characteristics of our business and limited market history may impact the liquidity of our shares in the secondary market. This could pose challenges for shareholders seeking to readily liquidate their investment.

Shareholders may encounter significant restrictions and limitations when attempting to sell their shares in the public market. Under Rule 144, shareholders must meet certain requirements,

including a holding period of at least six months, compliance with certain public information standards, and limitations on the quantity of securities that can be sold within a three-month period.

The inability to rely on Rule 144 for resale of their shares may restrict our shareholders' ability to liquidate their investment and could negatively impact the liquidity and marketability of our shares. It may also affect our capacity to attract potential investors or obtain financing, as the absence of an available resale exemption could make our shares less desirable in the secondary market.

We have limited business, development, sales and marketing experience in our industry.

We have not garnered any customers and have not generated revenues to date. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our digital platform in the tattoo industry. We are entirely dependent on the services of our board of directors.

We may have limited abilities to compete against our competitors.

E-Smart acknowledges the formidable competition it faces in the tattoo design industry, encompassing both established enterprises and smaller independent businesses. While major players like Tattoo life, TATTOODO, TattooSociety, and TattoosAI pose significant challenges, we recognize the emergence of smaller AI tool providers such as TattooJenny, Idea Generator, and BlackInk AI in the competitive arena.

This sector's intensity may lead to potential challenges, including price pressures and a potential decrease in service demand. E-Smart anticipates a competitive disadvantage concerning acquiring essential resources, such as facilities, skilled personnel, and financing, necessary to meet prospective customer demands. As a startup, our ability to attract customers might be constrained by financial limitations and available assets.

Furthermore, E-Smart acknowledges the potential difficulty in navigating the dynamic business landscape due to its smaller scale compared to larger competitors. Coping with the general increase in operational costs and expenses is anticipated to be more challenging. In addition to the notable competitors, the rise of smaller AI tool providers introduces additional dimensions to the competitive scenario, emphasizing the need for strategic agility and innovation to effectively carve a niche in the evolving tattoo design industry.

The utilization of AI technologies in our products and services introduces potential risks that may result in reputational harm or legal liability, impacting our business, financial condition, and operating results.

Our AI-driven platform functions as a dynamic tool, optimizing user interactions through streamlined processes and improved user experiences. Notably, it incorporates an AI-powered textual tattoo idea generator, facilitating users in exploring and experimenting with unique design elements. Additionally, our AI functionalities extend to estimating tattoo costs, providing users with insights into potential expenses before engaging with a tattoo artist.

However, as is common with evolving technologies, AI introduces inherent risks that could influence its ongoing development, adoption, and use, subsequently impacting our business. There is a possibility that our AI-based products and services may not achieve widespread adoption among our user base. Furthermore, the generation of AI content may lead to copyright and legal issues, potentially affecting our competitiveness compared to industry peers.

The identified deficiencies in our AI technologies may compromise the accuracy and reliability of the decisions, predictions, or analyses they produce, exposing us to legal liabilities and potential harm to our brand or reputation. Additionally, ethical considerations arise in certain AI scenarios, particularly those with perceived or actual implications on human rights, privacy, employment, or other social and political issues. Enabling or offering AI solutions that are deemed controversial could lead to brand or reputational harm, adversely affecting our business and operating results.

Risks relating to lack of demand for our products/services.

Inadequate customer interest or a shift towards our competitors may result in lower profits. To address this challenge, we may need to allocate additional resources towards marketing efforts, including social media and other promotional channels.

The potential inadequacy of our internal controls raises concerns about the reliability of our financial reporting, which could result in the dissemination of misleading information to the public. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are crucial for ensuring the reliability of our financial reports and effectively preventing instances of fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, the complexity of our internal controls will increase, demanding significantly greater resources to uphold their effectiveness. Additionally, any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to address any such material weaknesses or significant deficiencies within a reasonable timeframe.

Due to our limited recourses and financial capacity, our marketing campaign might not generate the desired level customers attraction necessary for profitable operations. If we do not achieve profitability, we may need to temporarily suspend or permanently cease our business operations.

As a small business with limited capital, we are compelled to restrain our marketing activities and may not be able to effectively promote our products/services to potential customers. The reduced marketing activities could result in insufficient customer attraction, thereby impacting our profitability. If we cannot operate profitably, we may have to suspend or cease operations.

Because Diana Vasylenko, our sole Director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Ms. Diana Vasylenko, or to enforce a judgment rendered by a united states court against us or Ms. Diana Vasylenko.

Diana Vasylenko, our sole officer and Director, is a non-resident of the United States.

Consequently, serving legal documents on Ms. Vasylenko within the United States and enforcing judgments against her may prove challenging, potentially hindering investors' ability to take legal action in cases of alleged rights infringement under U.S. securities laws or other matters. Additionally, even if successful in such actions, the legal framework in Spain may limit the enforceability of judgments against Ms. Vasylenko's assets. This may result in greater difficulty for our shareholders in safeguarding their interests through legal proceedings compared to shareholders of U.S.-based companies with domestically residing officers and directors.

Because our sole officer and Director will own 50% of our outstanding common stock, if all the shares being offered are sold, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum-offering shares will be sold, Ms. Vasylenko, our sole officer and Director, will own 50 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. We will be considered a controlled Company as long as Ms. Vasylenko, our sole officer and Director, owns more than 50% of our common stock.

The interests of Ms. Vasylenko may not align with the interests of the other stockholders and may result in corporate decisions that may be unfavorable to other shareholders.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its sole officer and Director Diana Vasylenko. The Company does not have an employment agreement in place with its sole officer and Director. Their departure or the loss of any other key personnel in the future could have a material adverse effect on the business. It is uncertain whether any replacement personnel, if available, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and Director.

Because our sole officer and Director will only be devoting limited time to our operations, there is a risk of sporadic operations which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting sufficient customer base and result in a lack of revenues which may cause us to cease operations.

Diana Vasylenko, our sole officer and Director will only be devoting limited time to our operations. She will be devoting approximately 40 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient. Consequently, there is a risk of periodic interruptions or suspensions of our operations, potentially leading to a revenue shortfall and, ultimately, a possible cessation of operations. But our sole officer and Director, Diana Vasylenko, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of their participation.

We do not maintain any insurance and do not intend to maintain insurance in the future.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. As we lack insurance coverage, in the event that we become involved in a products liability lawsuit, our financial resources may prove insufficient to mount a proper defense.

Should a judgment be rendered against us under such circumstances, it could potentially lead to the cessation of our operations.

Our sole officer and Director has no experience managing a public Company that is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public Company. Diana Vasylenko, our sole officer and Director has no experience managing a public Company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Consequently, even if our operations prove successful, our ability to thrive as a public Company may be compromised. We plan to comply with all of the various rules and regulations, which are required for a public Company that is reporting Company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public Company, your investment may be materially adversely affected.

Our president, Ms. Diana Vasylenko does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Ms. Diana Vasylenko does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our Director Diana Vasylenko has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Diana Vasylenko and E-Smart Corp., which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Ms. Vasylenko when and if the Company receives sufficient amount of the net income and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

Without formal contracts, departures from agreements could pose material risks to company stability.

Our platform currently relies on preliminary discussions, not finalized agreements, with tattoo artists. While these discussions outline inclusion criteria, details like financial terms, responsibilities, and expectations remain undefined.

This can present a potential risk to our operations and financial condition. Any departure from the terms outlined in the verbal agreements, if applicable, whether by the tattoo artists or by us, could have a material impact on the company. For example, if a tattoo artist were to withdraw from the agreement or fail to meet the inclusion criteria, it could affect the availability and diversity of artists on our platform, leading to a potential loss of users and revenue.

Furthermore, without formal contracts in place, there is a risk of misunderstandings or disputes arising between the company and the tattoo artists regarding the terms of their participation on our platform. These uncertainties could result in legal expenses, reputational damage, and disruptions to our business operations.

Until formal agreements with the tattoo artists are established, there can be no assurance that these agreements will be successfully executed or that they will adequately protect our interests. As such, the reliance on verbal agreements with tattoo artists presents a significant risk to the company, and any failure to mitigate this risk could adversely affect our business, financial condition, and results of operations. Investors should carefully consider this risk factor before investing in our company.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting Company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Risks relating to this offering

Our offering is being made on a best-efforts basis with no minimum amount of shares are required to be sold for the offering to proceed.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. In order to implement our business plan, we require funds from this offering. We require a minimum of $25,313 from the offering to implement your business plan. However, our offering is being made on a best-efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we are only able to raise a minimal amount of proceeds, it may hinder our ability to fully execute our business plan. In such a scenario, we may be forced to suspend or discontinue our operations, potentially resulting in a loss of your investment in our Company.

Because the Company has arbitrarily set the offering price, you may not realize a return on your investment upon resale of your shares.

We have established the offering price and related terms and conditions for the Company's shares at our discretion, without considering any direct connection to assets, earnings, book value, or other objective measures of value. Additionally, as the Company was formed on June 6, 2023 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. The Director will offer the shares to friends, relatives, acquaintances and business associates. There is no guarantee that she will be able to sell any of the shares. Unless our President is successful in selling at 50% of the 4,500,000 shares and we receive the proceeds in the amount of $50,625 of this offering, we may have to seek alternative financing to implement our business plan.

Money raised in this offering will be immediately available to the Company and investors cannot withdraw funds once invested and will not receive a refund.

Money raised in this offering will be immediately available to the Company and our sole officer and Director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to E-Smart Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, investors will not have the use or right to return of such funds, once an investment is made.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs,

could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a considerable negative impact on our financial situation and potentially cause a decline in the price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or the OTCQX. The OTCQB and the OTCQX are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB and the OTCQX are not an issuer listing services, markets or exchanges. Although there are no listing requirements to be eligible for quotation on the OTCQB or the OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB, the OTCQX or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB or the OTCQX that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between E-Smart Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it may pose challenges for you to sell any shares you purchase in this offering. This could potentially result in an inability to derive any benefits from your investment or liquidate your shares without significant delays, if at all. Furthermore, if our common stock is not listed on a public trading market, its value may be difficult to determine, making it challenging, if not impossible, to resell your shares and realize any value from your investment.

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, broker-dealers are obligated to provide specific mandated disclosures in penny stock transactions. These disclosures include the actual sale or purchase price, bid and offer quotations, compensation for the broker-dealer and related individuals, as well as disclosures required by the Commission. As a result, the penny stock rules may create challenges for you in terms of reselling any shares you may acquire, and there is no guarantee of a successful resale, if it is possible at all.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $9,000. We will have to utilize funds from Diana Vasylenko, our sole officer and Director, who has formally agreed to loan the Company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0225. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, 100% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $101,250 as anticipated.

The following section outlines the intended use of funds expected to be raised through this offering over the next 12 months.

Description	If 25 % are sold	If 50 % are sold	If 75 % are sold	If 100 % are sold
	Fees	Fees	Fees	Fees
# of Shares Sold	1,125,000	2,250,000	3,375,000	4,500,000
Gross proceeds	25,312.5	50,625.0	75,937.5	101,250.0
SEC reporting and offering expenses	9,000.0	9,000.0	9,000.0	9,000.0
Net proceeds	16,312.5	41,625	66,937.5	91,125
Hire third-party web developers	8,000.0	15,000.0	15,000.0	30,000.0
Website upgrades (1)	5,000.0	11,500.0	25,000.0	34,000.0
Product Development Expansion	-	9,500.0	19,000.0	19,000.0
Partnerships and Collaborations	-	-	2,000.0	2,000.0

Marketing and advertising	3,000.0	5,000.0	5,000.0	6,000.0
Miscellaneous expenses	312.5	625.0	937.5	1,125.0
Total	25,312.5	50,625.0	75,937.5	101,250.0
(1)	includes Segmentation Enhancement, and Tattoo Bot integration

The above figures represent only estimated costs. If necessary, Diana Vasylenko, our Director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB/OTCQX when and if our common stocks become eligible for trading on the OTCQB/OTCQX. Ms. Vasylenko will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Vasylenko. Ms. Vasylenko will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

	$25,000 Offering (25%)	$50,000 Offering (50%)	$75,000 Offering (75%)	$100,000 Offering (100%)
Number of current shares held	4,500,000	4,500,000	4,500,000	4,500,000
Number of new shares issued	1,125,000	2,250,000	3,375,000	4,500,000
Total number of new shares held	5,625,000	6,750,000	7,875,000	9,000,000
The historical net tangible book value	$-82,751.00	$-82,751.00	$-82,751.00	$-82,751.00	$
Net proceeds to the Company	$18,313.00	$43,525.00	$68,938.00	$93,250.00	$
Net tangible book value after this offering	$-64,438.00	$-39,226.00	$-13,813.00	$10,499.00	$
Assumed public offering price per share	$0.0225	$0.0225	$0.0225	$0.0225	$
Net tangible book value per share before this offering	$-0.01	$-0.01	$-0.01	$-0.01	$
Increase (Decrease) attributable to new investors	$0.00	$0.01	$0.01	$0.01	$

Net tangible book value per share after this offering	$-0.01	$-0.01	$0.00	$0.00	$
Dilution per share to new stockholders	$0.04	0.03	0.03	0.03	$
% dilution	1.65	93.80	80.40	70.35
Capital contribution by purchasers of shares	$25,312.50	$50,625.00	$75,937.50	$101,250.00	$
Capital Contribution by existing stockholders	$4,500.00	$4,500.00	$4,500.00	$4,500.00	$
Percentage capital contributions by purchasers of shares	84.91%	91.84%	94.41%	95.74%
Percentage capital contributions by existing stockholders	15.09%	8.16%	5.59%	4.26%
Current Shareholders % after offering	80.00%	66.67%	57.14%	50.00%
Purchasers % after offering	20.00%	33.33%	42.86%	50.00%

DILUTION

The price of the current offering is fixed at $0.0225 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on June 6, 2023. Diana Vasylenko, the Company’s Director, paid $0.001 per share for the 4,500,000 shares of common stock she purchased from the Company on June 30, 2023. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of November 30, 2023, the net tangible book value of our shares of common stock was negative $82,751 or approximately $(0.04) per share in case of $25,000 offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

OUR AUDITED FINANCIAL STATEMENTS ARE PRESENTED IN US DOLLARS AND PREPARED BY US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP).

PLAN OF OPERATIONS

We require a minimum funding of approximately $25,313 to conduct our proposed operations. We have outlined the following steps to implement our business plan in the following 12 months and after completion of the offering.

Completion of Public Offering:

Our primary objective is to complete the public offering of shares within 280 days after obtaining the SEC's effective status for the registration statement.

This offering is essential to increase our capital and support ongoing business operations.

We aim to sell a sufficient number of shares to raise the required funding for our business plan.

Failure to achieve the funding target may have implications for the successful execution of our operations.

Our management is actively engaged in negotiations with potential customers and exploring new business connections to generate interest in our offering.

Development of the Digital Platform:

We believe that we will generate our main income from the sale of API packages in the next quarter. Within the first twelve months following the effective date of this prospectus, our objectives include key milestones within specific time frames to enhance user experience and expand the capabilities of our services:

Differentiation of Blog Features

Within the first 90 days, our primary focus is on collaborating with a third-party website developer to create separation of our blog for both artists and clients. This involves creating distinct sections tailored to each category, aiming for an optimized and user-centric design. Detailed cost projections for these developments are outlined in the accompanying financial details.

Personalization of AI Tattoo Idea Generator

By the 180th day, we plan to engage a third-party executor to personalize our AI tattoo idea generator. This strategic move is designed to enable users to generate personalized tattoo ideas based on specific requests, thereby significantly enhancing customization options. The associated costs for this initiative are detailed on page 21, showcasing our commitment to innovation.

Integration of Tattoo Bot

Continuing our strategic initiatives, within 270 days, we anticipate development and the seamless integration of the Tattoo Bot into our website. This automated assistant will address frequently asked questions, streamline the artist selection process, and offer guidance on suitable tattoo styles based on individual preferences. Detailed costs for these enhancements are transparently provided on page 21, underlining our dedication to elevating user experience.

The development of our digital platform is a pivotal phase, and we recognize the necessity of selling 100% of the shares to fund these ambitious yet essential endeavors. Detailed cost projections for these developments are provided in the table on page 21.

Monetization Strategy:

Our monetization strategy includes offering an API - AI textual tattoo idea generator, enabling businesses and developers to leverage our technology to enhance their own products and services.

Businesses and developers can integrate this technology into their products and services by subscribing to the API. This API will be provided on a subscription basis, offering different tiers such as a 14-day pass and a 30-day pass. To obtain an AI key for API access, users can choose a pricing plan on our website and initiate contact by using the designated button, submitting their request. Additionally, we are exploring other revenue avenues, including premium features, and strategic partnerships with tattoo-related businesses.

Exploring collaborations with tattoo supply companies, tattoo equipment manufacturers, and other industry partners is essential for long-term growth and revenue diversification.

Continuous assessment of market trends and customer feedback will guide us in refining and expanding the functionality of our platform to unlock additional monetization opportunities.

Promotion and Marketing:

We have allocated funds for promoting our platform to attract a diverse user base, including tattoo artists and clients.

Our comprehensive advertising campaign aims to increase platform visibility and drive user acquisition.

To effectively reach our target audience, we will leverage social media marketing, online advertising channels, and strategic partnerships with industry influencers.

We plan to develop compelling promotional materials, including videos, to showcase the platform's features and benefits, generating excitement and engagement.

Depending on available funding, we may engage with promotional firms to accelerate our marketing efforts.

Consideration will be given to investing in a year-long subscription for Google Adwords, providing a quality SEO campaign to improve our search engine visibility.

Achieving all 100% of the shares sold would enable us to execute a comprehensive marketing strategy and maximize our promotional efforts.

Please note that the cost estimates, timelines, and funding details provided in this plan of operations are approximate and subject to adjustments based on market conditions, specific business requirements, and the success of the public offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Overview

E-Smart is dedicated to transforming the tattoo industry through a centralized platform that streamlines the discovery, engagement, and connection with tattoo artists. Our platform functions as a conduit, facilitating the interaction between accomplished tattoo professionals and individuals in search of their services. Beyond its marketplace function, our platform also operates as a focal point for industry updates, trends, and AI-driven services, all of which augment the user experience.

Results of operations

During the period we incorporated the Company, prepared a business plan, registered a web domain, developed the first concept of website. Our loss since inception is $5,960. As of the date, we launched our website platform and have begun realizing the initial results of our operations in accordance with our business plan.

Since inception, we have sold 4,500,000 shares of common stock to our Director for net proceeds of $4,500.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2023 we have cash reserves of approximately $225 and our liabilities are $13,204 comprising $1,500 accounts payable and $11,704 owed to the Company by Diana Vasylenko, our Director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

As of November 30, 2023 we have cash reserves of approximately $272 and our liabilities are $83,023 comprising $83,023 owed to the Company by Diana Vasylenko, our Director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the year ended August 31, 2023, was $5,021. Cash flows from investing activities for the year ended August 31, 2023, was ($16,500) and from financing activities for the year ended August 31, 2023, was $11,704.

Net cash used in operating activities for the three months ended November 30, 2023, was $5,985.

Cash flows from investing activities for the three months ended November 30, 2023, was ($6,084) and from financing activities for the three months ended November 30, 2023, was $71,319.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Diana Vasylenko, our Director, who has agreed to loan the Company funds to complete the registration process, this agreement is filed as the exhibit 10.1 To proceed with our operations within 12 months, we need a minimum of $25,313. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Description Of Property

We maintain our statutory registered agent's office at, USA and current location is at 7311 Oxford Ave, Philadelphia, PA 19111. Our phone number is +16203079197.

DESCRIPTION OF BUSINESS

General

E-Smart is a digital platform optimizing connections between tattoo artists and clients. The system is designed to enhance efficiency, simplifying the client-artist interaction process to meet the requirements of both clients and tattoo studios. Within this platform, artists present their profiles featuring diverse works. E-Smart goes beyond conventional offerings, introducing a tattoo cost generator and a textual tattoo idea generator within a single website. Users can stay informed of industry trends through the platform's insightful blog covering innovations and tattoo news.

Platform Purpose:

Our platform benefits tattoo artists by enabling portfolio sharing and clients by providing a selection process. Additionally, users can access industry updates and utilize AI tools for enhanced usability.

E-Smart is dedicated to transforming the tattoo industry by facilitating a streamlined and efficient connection between tattoo artists and clients. Our platform integrates an advanced AI-driven textual tattoo idea generator, allowing users to explore various design descriptions and push the boundaries of creativity. This tool proves particularly advantageous for individuals in the early stages of considering a tattoo, enabling them to explore ideas in a textual format before transitioning to visual designs.

Beyond creative aspects, E-Smart's AI functionality extends to practical considerations. It calculates the approximate cost of a tattoo, factoring in elements such as size, design complexity, and the artist's skill level. This feature provides users with an average cost by state, empowering them to effectively plan their budget. By eliminating potential surprises or uncertainties, clients can make informed decisions before engaging with a tattoo artist. E-Smart leverages artificial intelligence not only to enhance the creative process but also to offer practical solutions for both clients and tattoo artists. We firmly believe that our commitment to transparency, convenience, and staying at the forefront of industry trends sets us apart in the tattoo industry.

Comprehensive Services:

Our platform delivers a seamless experience to tattoo enthusiasts, artists, and studios. It aims to host a diverse community of skilled tattoo artists showcasing their portfolios, enabling clients to efficiently explore various styles and techniques. Beyond artist-client connections, we offer extensive services including current tattoo industry news and trends, ensuring users are informed and inspired. Additionally, the platform provides information on innovative materials for tattoo artists. Incorporating advanced AI technology, clients can also benefit from intuitive and user-friendly AI-powered services.

E-Smart offers a repository of proficient tattoo artists. Artists can enroll on the platform to exhibit their work and enhance their clientele. The provision of key details and direct social media links facilitates seamless portfolio viewing and communication.

We maintain a gallery with diverse design options spanning different artistic styles to aid in selecting optimal tattoo designs.

We're a newly established tattoo industry Company, launching operations without prior user engagement.

Our tattoo blog (https://e-smart.io/blogs/) serves as a valuable resource by providing users with news and guides pertaining to tattoos, catering to both enthusiasts and professionals. Moreover, it offers insights into contemporary tools and materials for tattoo artists, given the industry's continuous evolution and advancement. Tattoo artists rely on an array of tools, encompassing tattoo machines, needles, grips, and power supplies, to execute intricate designs. The pursuit of enhanced tools and materials remains a constant among tattoo artists, contributing to their professional development and client satisfaction.

Incorporating advancements in artificial intelligence, our platform features an innovative AI-powered textual tattoo idea generator. This state-of-the-art technology employs advanced algorithms to create unique and personalized descriptions of tattoo designs. When clicking the "Generate Ideas" button, a textual description of the tattoo idea appears in the designated field. Additionally, below the description, users will find a selection of up to 10 possible tattoo ideas presented in textual form, all generated by our AI for their creative inspiration. Through the AI textual tattoo idea generator, users gain the ability to explore and experiment with design elements, thereby pushing the boundaries of their creative endeavors. This tool proves particularly advantageous for users possessing a broad concept but seeking creative input and suggestions.

We aim to enhance the idea generator so that users can simply input a word or concept, and in response, the generator will present them with a variety of tattoo description ideas closely related to their input. This forthcoming feature will further enable users to explore and refine their tattoo concepts.

Furthermore, the AI function dedicated to approximating the cost of a tattoo serves to assist users in estimating potential expenses before initiating contact with a tattoo artist. This feature proves highly beneficial for users who wish to strategically plan their budget or acquire an initial cost assessment prior to engaging a tattoo artist. By providing this functionality, we empower users to proactively avoid unforeseen costs, thus facilitating well-informed decisions.

The operational process for the tattoo price calculator is as follows:

The user furnishes essential details concerning the envisioned tattoo, encompassing dimensions, design intricacy, and body placement.

The AI processes this data, drawing from its repository of pricing trends, to derive an estimated cost range for the tattoo.

The AI accounts for diverse cost-influencing factors, including size, design complexity, and artist skill level, providing users with an average cost by States.

Subsequently, the user is furnished with the projected cost range, delivering a preliminary insight into the potential expenditure for their desired tattoo.

Future Enhancements:

In our future roadmap, we intend to introduce the following additions to our platform's capabilities:

Segmentation Enhancement: To optimize user experience, we will implement a clear differentiation of platform features for artists and clients. Our tattoo blog will feature distinct sections for tattoo masters and clients. Tattoo masters can access articles on tattoo technology, trends, and tools, aiding in skill enhancement. Meanwhile, clients will find content on design inspiration, artist selection, aftercare, and tattoo removal. This segregation optimizes user experience, delivering tailored information to each group. This differentiation aims to ensure that both user groups can effectively leverage the platform's offerings, tailored to their distinct requirements. These enhancements underscore our dedication to consistently enhance and evolve our platform to effectively address the evolving preferences and needs of our user base.

Tattoo Bot integration:

Additionally, we are also considering the integration of a chatbot assistant on our website in the future.

We aim to develop a conversational agent, known as the Tattoo Bot, within the next two years.

This innovative addition will greatly enhance the user's interaction with our product. The traditional dialogue experience has been elevated to a more contemporary level. The Tattoo Bot will possess a wide range of functionalities, including assisting users with frequently asked questions, effectively streamlining the often-intricate process of selecting a tattoo artist, and providing guidance in identifying the most suitable tattoo styles based on individual preferences.

Furthermore, the Tattoo Bot will offer navigation assistance across our website and facilitate seamless engagement with our services. This intuitive feature will ensure a frictionless and user-centric journey, mitigating any potential confusion or frustration during platform exploration.

A notable advantage of the Tattoo Bot is its automation prowess, guaranteeing uninterrupted client access, even beyond regular business hours. This continuous availability underscores our commitment to promptly and efficiently meeting client needs, fostering a sense of reliability and confidence in our Company.

This innovation is poised to elevate user experience through instant assistance, resolution of common queries, and guided exploration of the platform's attributes and services.

AI tattoo idea generator personalization:

As part of our ongoing exploration of possibilities, we are considering the personalization of our textual tattoo idea generator. This potential enhancement would empower users to generate unique tattoo ideas based on their personal requests, allowing them not only to receive suggested tattoo designs but to actively create their own personalized designs. This innovation aligns with our commitment to providing a user-centric and personalized experience on our platform.

Competitive strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Comprehensive Platform: E-Smart offers a comprehensive platform that caters to both tattoo artists and clients. It provides a seamless experience for connecting clients with tattoo masters, showcasing a diverse community of talented artists and a wide range of tattoo designs.

The platform aims to save time and effort for both tattoo artists and clients. By streamlining the process of client-master interaction, E-Smart eliminates the need for extensive online searches, endless communication, and promotion of services, making it convenient for both parties.

E-Smart incorporates cutting-edge AI technology into its platform, providing AI-powered services for a more intuitive and user-friendly experience. The AI textual tattoo idea generator offers more than 100 ideas of tattoo designs. The AI cost estimation feature helps users get an idea of the potential cost of their tattoo, aiding in budget planning.

E-Smart provides up-to-date news, trends, and guides from the tattoo world, serving as a valuable resource for both tattoo enthusiasts and professionals. It also offers information on innovative materials for tattoo artists, ensuring they stay informed about the latest advancements in the industry.

E-Smart aims to enhance the user experience through features like a tattoo blog, and future plans for a chatbot assistant. These additions provide convenience, guidance, and instant assistance, making the platform user-friendly and efficient.

As part of its monetization strategy, E-Smart plans to offer an API for the AI textual tattoo idea generator, allowing businesses and developers to integrate the technology into their own products and services. This opens up potential partnerships and revenue streams for the Company.

E-Smart positions itself as a secure and professional space for artists to exhibit their work. By showcasing portfolios, including essential information and social media profiles, the platform offers transparency and credibility to clients.

Overall, E-Smart's competitive strengths lie in its comprehensive platform, time-saving features, AI technology integration, information and inspiration resources, enhanced user experience, API offering, and focus on professionalism and security. These strengths position E-Smart as a valuable and reliable platform for connecting tattoo artists and clients in a convenient and efficient manner.

Growth strategies

We intend to grow our business using the following key strategies:

-	Continuously improve and enhance the user experience of our products and services.

-	Acquire a large user base of both tattoo artists and clients.

-	Continuously expand the database of skilled tattoo artists.

-	Prioritize constant improvement and innovation.

-	Design targeted marketing campaigns to reach both tattoo artists and potential clients.

E-Smart Corp. is currently in the developmental stage, focusing on the development of its website. E-Smart Corp. has entered into a Full-Stack Development Agreement with Log Horizon

Trading Limited ("Developer") for the creation of a comprehensive digital platform, including a website and AI-powered tools. To ensure a comprehensive and diverse pool of information, our proprietary database was further enriched with data from open sources. As part of our collaboration, there was a transfer of our database for the integration and refinement of AI technology within our services. Log Horizon Trading Limited is responsible for website development, AI-enhanced tattoo design artist development, and AI-driven tattoo cost calculator development. To date, Log Horizon Trading Limited has provided maintenance and support services, including bug fixes and adjustments, as outlined in the agreement filed as Exhibit 10.2. The development process encompasses project planning, design, front-end and back-end development, testing, and deployment, totaling 895 hours.

To carry out our business plan, we require a minimum of $25,313 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $25,313 our business may fail.

In addition, we may require additional financing after the twelve-month period. Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The Company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

Monetization Strategy:

As part of our monetization strategy, we offer an API - AI textual tattoo idea generator. This offering will enable businesses and developers to leverage our technology to enhance their own products and services. For a more detailed breakdown of pricing plans and additional information, please refer to the section below.

Revenue

E-Smart Corp. is positioned to drive revenue through its digital platform, efficiently connecting tattoo artists and clients. The platform's emphasis on optimizing client-master interactions caters to both tattoo enthusiasts and connoisseurs, as well as tattoo studios, saving time and effort.

Revenue generation will be achieved through diverse services offered to users. As part of its strategic monetization plan, E-Smart Corp. will provide an API for its AI textual tattoo idea generator, extending its innovative technology to businesses and developers. By integrating the API into their own products and services, partners can access a wider audience and drive growth for the platform. E-Smart Corp. will offer the following tiers of API access: a 14-day pass, and a 30-day pass. To obtain an AI key for API access, users can choose a pricing plan on our website and initiate contact by using the designated button, submitting their request. These tiers will enable users to generate various textual tattoo descriptions, using the AI-powered textual tattoo idea generator. Please find more information at https://e-smart.io. Tattoo artists may register on the platform to expand their client base by showcasing their work. Meanwhile, clients can conveniently explore a wide-ranging gallery of tattoo designs in various artistic styles to discover their ideal tattoo. Our registration service is now provided to both tattoo artists and clients at no cost. We are committed to developing a comprehensive plan to generate revenue, including platform usage fees for tattoo masters, premium features, and strategic partnerships with tattoo-related businesses.

E-Smart has devised a well-defined business strategy and is fully committed to its implementation. This strategic approach is poised to drive revenue growth and establish long-term sustainability. The Company's emphasis on cutting-edge technologies and user-centricity ensures a superior experience, effectively addressing the requirements of various stakeholders within the tattoo industry.

Strategic Roadmap for Industry Advancement

To elucidate our trajectory towards industry leadership, we have outlined quantitative objectives geared towards revenue growth, the expansion of our services—particularly the Tattoo Cost Calculator and Tattoo Ideas Generator—intensifying our marketing endeavors, and vigilant analysis of competitors and market trends. These strategic pillars constitute the framework of our roadmap to industry leadership.

Key Components of Our Plan:

Service	Enhancement: Our primary focus is on augmenting the capabilities and user interface of our services, introducing at least two major platform enhancements within the first year, with a focus on features such as a blog segmentation, and tattoo idea generator personalization. We aim to achieve a significant user engagement rate that would reflect sustained user interaction and satisfaction on our platform. Our goal is to expand our tattoo ideas base up to 300 designs within the first 9 months. Through enhancements in functionality and accessibility, we seek to attract a broader user base within the initial year, reinforcing our market position. We aim to attract users to build our initial client base. Concurrently, we target $90,000 in revenue within the first year.

User Engagement & Attraction: Expanding our services is designed not only to constitute our user base but also to provide a seamless and compelling user experience that retains and attracts new users. This dual objective is pivotal for both revenue growth and the extension of our influence within the audience.

In addition, we are committed to ongoing competitor analysis and vigilant monitoring of market innovations to continuously refine and advance our services.

These quantitative goals provide clear metrics for assessing E-Smart's progress toward industry leadership. They emphasize financial achievements, product development milestones, and measurable indicators of user satisfaction and engagement.

Competition

E-Smart operates in a highly competitive landscape within the tattoo industry, where innovation and efficient customer engagement are critical for success. The Company's digital platform aims to revolutionize the way tattoo artists and clients interact, focusing on time-saving solutions and a comprehensive range of services.

To remain competitive, E-Smart places a strong emphasis on user experience and convenience. The platform's user-friendly interface enables clients to easily access a vast database of skilled tattoo artists, view portfolios, and initiate direct contact. Similarly, tattoo artists benefit from showcasing their exceptional work and expanding their clientele through the platform.

Staying ahead of industry trends is a priority for E-Smart, as evidenced by its incorporation of artificial intelligence into the platform. The advanced AI-powered textual tattoo idea generator offers more than 100 idea designs, fostering creativity and enhancing the tattoo selection process.

Transparency is another cornerstone of E-Smart's approach. By providing estimated cost ranges for tattoos, clients can make informed decisions and effectively plan their budgets, minimizing uncertainties during the engagement process.

Looking ahead, E-Smart is committed to optimizing its platform further. Plans include clear segregation between artist and client functionalities to tailor the user experience, a search to simplify artist discovery, and the introduction of a chatbot assistant for seamless and efficient customer support.

E-Smart's forward-thinking strategy also includes offering its AI textual tattoo idea generator via an API, enabling other businesses and developers to leverage the cutting-edge technology and enhance their own offerings. This move will expand the reach of E-Smart's innovative solutions and solidify the Company's position as a leader in the tattoo industry.

Overall, E-Smart's dedication to innovation, customer-centricity, and advanced technologies instills hope for a bright future, ensuring its continued growth and success in the highly competitive tattoo market.

E-Smart Corp. has conducted a thorough analysis of the tattoo market, identifying key competitors in the startup category, including TattoosAI, TattooJenny, and Blackink AI, all of which operate as AI-based tattoo design generators. In the current stage of development, these companies serve as primary competitors, each offering rapid design generation functionalities.

Distinguishing itself in this competitive landscape, E-Smart focuses on providing a comprehensive platform that goes beyond traditional design generation. The platform is aimed to connect tattoo artists and clients, incorporating advanced AI tools to offer unique services such as an idea generator and cost estimation. This commitment to innovation and user-focused services sets E-Smart apart from competitors that primarily function as AI-based design generation tools, offering limited ancillary services.

E-Smart Corp’s tattoo blog stands as a distinctive feature, providing valuable content and insights related to tattoos. This blog caters to both enthusiasts and professionals in the tattoo industry, offering news, guides, and information on tools and materials. This additional resource differentiates E-Smart from competitors, as it contributes to a more comprehensive user experience by keeping the audience informed and inspired.

Acknowledging the larger client bases and longer operating histories of certain competitors, it's imperative to recognize that, as a startup, E-Smart is in the early stages of cultivating its client base. This aspect is reflected in our growth strategies, centering on continuous improvement, user base expansion, and the development of a comprehensive database of skilled tattoo artists. The acknowledgment of our startup status underscores our commitment to establishing a presence in the competitive tattoo industry by prioritizing constant improvement, innovation, and strategic marketing efforts.

Corporate information

E-Smart Corp. is a US-based Company incorporated in the state of Nevada on June 6, 2023. Our primary executive office is located at 7311 Oxford Ave Philadelphia, PA 19111, and we can be reached via phone at +16203079197.

Government Regulation

As a Company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our Company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our Company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officer and Director are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Diana Vasylenko 7311 Oxford Ave Philadelphia, PA 19111	24	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Diana Vasylenko has served as our Director since the inception of E-Smart Corp. on June 6, 2023. In 2020, she graduated from Prague University of Economics and Business with a degree in International Business.

In addition, Ms. Vasylenko expanded her skillset by undertaking an IT course in 2018, specifically the 'IT Professional Certification Program,' which has equipped her with a solid foundation in information technology. Furthermore, she completed a brand management course in 2021, which provided her with expertise in strategic brand development, market positioning, and effective brand communication strategies. This strategic decision aligns her expertise in the beauty and body art industry with brand management principles, enhancing her ability to strategically position and promote our products and services.

Initially, our sole Director intends to devote 40 hours a week to planning and organizing the activities of E-Smart Corp. As the Company expands and attracts more customers, Ms. Vasylenko agreed to commit forty hours per week to the business. She is not engaged in any full-time employment or significant business commitments apart from her responsibilities at E-Smart Corp.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Vasylenko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Vasylenko’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officer is appointed by our Director and hold office until removed by the Board or until their resignation.

Significant Employees

We do not currently have any significant employees aside from Ms. Vasylenko.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 6, 2023:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our sole Director currently devotes approximately forty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Diana Vasylenko Director, President, Secretary and Treasurer	November 30, 2023	_	_	_	_

Director Compensation

There is no Director compensation as of November 30, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Diana Vasylenko is our sole officer, Director, control person and promoter and she shall receive no compensation for the placement of the offering.

On June 30, 2023, we offered and sold restricted 4,500,000 shares of common stock to Ms. Vasylenko, our Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,500.

On June 30, 2023, Ms. Vasylenko has loaned us $70,000. The loan does not have any term, carries no interest, and is not secured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2023 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Diana Vasylenko 7311 Oxford Ave Philadelphia, PA 19111	4,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, 2023, there were 4,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, E-Smart is registering 4,500,000 shares of our common stock for sale at the price of $0.0225 per share. This is a self-underwritten offering. Diana Vasylenko will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict her participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 280 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “E-Smart Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

AUTHORIZED AND ISSUED STOCK:

Common Stock, $0.001 Par Value Per Share

Authorized Shares: E-Smart Corp. has authorized a total of 75,000,000 shares of Common Stock, each with a par value of $0.001 per share.

Outstanding Shares: Currently, there are 4,500,000 shares of Common Stock outstanding held by Diana Vasylenko, our President, Treasurer, Secretary and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

There are no (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and Applicable Law, if any, may be declared by the Board; (ii) preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with E-Smart Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

OLAYINKA OYEBOLA & CO. is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. OLAYINKA OYEBOLA & CO. has presented their report with respect to our audited financial statements.

LEGAL MATTERS

Devin W. Bone has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing Form 8-A on a pre-effective basis. The consequences to investors with the Company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by OLAYINKA OYEBOLA & CO.

The financial information presented is the audited financial statements for the period from Inception (June 6, 2023) to August 31, 2023 and unaudited financial statements for the three months ended November 30, 2023.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

E-Smart Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of E-Smart Corp. (the "Company") from inception June 6 to August 31, 2023, and the related statements of operations, changes in shareholders' equity and cash flows, for the period ended August 31, 2023, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2023, and the results of its operations and its cash flows for the period June 6 to August 31, 2023, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has continuously incurred a net loss of $(979) for the period ended August 31, 2023, the Company did not currently have revenue. The continuation of the Company as a going concern through August 31, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since September 2023.

September 26th, 2023.

Lagos Nigeria

E-SMART CORP.

BALANCE SHEET

AS OF AUGUST 31, 2023

as of August 31, 2023 (audited)
ASSETS
Current Assets
Cash and cash equivalents	$225
Total Current Assets	$225
Fixed Assets
Intangible Assets	$16,500
Total Fixed Assets	$16,500
TOTAL ASSETS	$16,725

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$1,500
Total Accounts Payable	$1,500
Total Current Liabilities	$1,500
Long-Term Liabilities
Loan From Related Party	$11,704
Total Long-Term Liabilities	$11,704
Total Liabilities	$ 13,204
Shareholders’ Equity
Common stock; 75,000,000 shares authorized, $0.001 par value as of August 31, 2023, 4,500,000 shares issued and outstanding.	$4,500
Accumulated Deficit	$(979)
Total Equity	$3,521
TOTAL LIABILITIES AND EQUITY	$16,725

The accompanying notes are an integral part of these financial statements.

E-SMART CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 6, 2023 (INCEPTION) TO AUGUST 31, 2023 (audited)

For the period ended August 31, 2023

REVENUE	$-

EXPENSES
Business Licenses and Permits	$923
Postage and Delivery	$67
Total expenses	$990

Loss from Operations	$(990)
Other income
Interest income	$11
Total other income	$11
NET INCOME	$(979)

Income Tax Expense	-

NET LOSS AFTER TAX	$(979)

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	4,500,000

The accompanying notes are an integral part of these financial statements.

E-SMART CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 6, 2023 (INCEPTION) TO

AUGUST 31, 2023

	Number of common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of June 6, 2023 (Inception)	-	$-		$-	$-	$-
Common shares issued for cash at $0.001	4,500,000	4,500				4,500
Net Income for the period Ended August 31, 2023	-	-		-	(979)	(979)
Balance as August 31, 2023	4,500,000	$4,500	$		$(979)	$3,521

The accompanying notes are an integral part of these financial statements.

E-SMART CORP. STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 6, 2023 (INCEPTION) TO AUGUST 31, 2023

(audited)

For the period ended August 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(979)
Adjustments to reconcile Net Income to net cash provided by operations:
Shares issued for related party debt conversion
Accounts Payable	$1,500
Net cash used in Operating Activities	$521

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Assets	$(16,500)
Net cash used in Investing Activities	$(16,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	$11,704
Capital Stock	$4,500
Net cash provided by Financing Activities	$16,204

Net cash increase for period	-
Cash at beginning of period	$0
Cash at end of period	$225

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

E-SMART CORP.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AUGUST 31, 2023

NOTE 1 - ORGANIZATION AND OPERATIONS

E-SMART CORP. (“Company”) was incorporated on June 6, 2023 under the laws of Nevada. We are a Nevada-incorporated Company focused on creating a platform that facilitates interaction between tattoo artists and enthusiasts. Our product will serve as a combined professional profile and artistic showcase for tattoo artists, enabling them to present their expertise and history in an aesthetically pleasing format. This platform simplifies the process for employers to identify and locate skilled artists within their vicinity. Moreover, our service offers users the capability to generate preliminary tattoo sketches through an AI-driven tattoo design tool.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an August 31, 2023 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of August 31, 2023, the Company had cash equivalents in total $ 225.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Intangible Assets

Intangible assets relate to the website development, which the Company purchased on June 30, 2023. The Website was put on use on August 30, 2023 and amortization is expected to cover a period of 6 years. Amortization expense for the period ended August 31, 2023 was $0. As of August 31, 2023, the amount of intangible assets is $16,500

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenue from June 6, 2023 to August 31, 2023, has a net loss from June 6, 2023 to August 31, 2023 in amount of $979, and is showing an accumulated deficit from June 6, 2023 to August 31, 2023 in amount of $ 979.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On June 30, 2023, the Company issued 4,500,000 shares of common stock to its President and Incorporator, Diana Vasylenko, at $0.001 per share.

NOTE 5 – RELATED-PARTY TRANSACTIONS

The President and sole Director of the Company, Diana Vasylenko, is the only related party with whom the Company had transactions from June 06, 2023 to August 31, 2023. During this period, Diana Vasylenko contributed $11,704 in cash to assist in paying for operating expenses on behalf of the Company. Also, on June 30, 2023, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500 received from its CEO and sole director. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Contractual commitments

On June 30, 2023, the Company incurred contractual payment commitment of $16,500 in connection with the development of its website.

Litigation

The Company was not subject to any legal proceedings from the period June 6, 2023 (Inception) to August 31, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – FOREIGN CURRENCY

As a company based in the USA, our primary operations are centered within the United States. However, our dedication to providing a secure and compliant platform connecting tattoo artists and individuals extends globally. We aim to attract top-tier talent and foster meaningful engagements, welcoming customers from all corners of the world, including Europe. As a result of that, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through September 2023, the date when the financial statements were available to be issued to determine if they must be reported.  Management of the Company determined that there were no reportable subsequent events to be disclosed.

E-SMART CORP.

BALANCE SHEET

AS OF NOVEMBER 30, 2023

as of November 30, 2023 (unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$272
Total Current Assets	$272
Fixed Assets
Intangible Assets	$80,312
Total Fixed Assets	$80,312
TOTAL ASSETS	$80,584

LIABILITIES AND EQUITY
Long-Term Liabilities
Loan From Related Party	$83,023
Total Long-Term Liabilities	$83,023
Total Liabilities	$83,023
Shareholders’ Equity
Common stock; 75,000,000 shares authorized, $0.001 par value as of November 30, 2023, 4,500,000 shares issued and outstanding.	$4,500
Accumulated Deficit	$(6,939)
Total Stockholders’ Equity (Deficit)	$(2,439)
TOTAL LIABILITIES & STOCKHOLDER`S EQUITY (DEFICIT)	$80,584

The accompanying notes are an integral part of these financial statements.

F-1

E-SMART CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 6, 2023 (INCEPTION) TO NOVEMBER 30, 2023 (unaudited)

For the three months ending November 30, 2023

REVENUE	$-

EXPENSES
Business Licenses and Permits	$236
Legal & Professional Fees	$5,000
Depreciation Expense	$688
Postage and Delivery	$61
Total expenses	$5,985

Loss from Operations	$(5,985)
Other income
Interest income	$25
Total other income	$25
NET INCOME	$(5,960)

Income Tax Expense	-

NET LOSS AFTER TAX	$(5,960)

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	4,500,000

The accompanying notes are an integral part of these financial statements.

F-2

E-SMART CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDING NOVEMBER 30, 2023

(unaudited)

	Number of common		Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of August 31, 2023	4,500,000	$4,500	$-	$(979)	$3,521
Net Income for the three months Ended November 30, 2023	-	$-	$-	$(5,960)	$(5,960)
Balance as November 30, 2023	4,500,000	$4,500	$-	$(6,939)	$(2,439)

The accompanying notes are an integral part of these financial statements.

F-3

E-SMART CORP. STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDING NOVEMBER 30, 2023

(unaudited)

For the three months ending November 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(5,272)
Adjustments to reconcile Net Income to net cash provided by operations:
Shares issued for related party debt conversion
Depreciation Expense	688
Accounts Payable	$(1,500)
Net cash used in Operating Activities	$(6,084)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Assets	$(64,500)
Net cash used in Investing Activities	$(64,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	$71,319
Net cash provided by Financing Activities	$71,319

Net cash increase for period	47
Cash at beginning of period	$225
Cash at end of period	$272

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-4

E-SMART CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDING NOVEMBER 30, 2023

NOTE 1 - ORGANIZATION AND OPERATIONS

E-SMART CORP. (“Company”) was incorporated on June 06, 2023 under the laws of Nevada. We are a Nevada-incorporated Company focused on creating a platform that facilitates interaction between tattoo artists and enthusiasts. Our product will serve as a combined professional profile and artistic showcase for tattoo artists, enabling them to present their expertise and history in an aesthetically pleasing format. This platform simplifies the process for employers to identify and locate skilled artists within their vicinity. Moreover, our service offers users the capability to generate preliminary tattoo sketches through an AI-driven tattoo design tool.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended August 31, 2023.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an August 31, 2023 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of November 30, 2023, the Company had cash equivalents in total $ 272.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Intangible Assets

Intangible assets relate to the website development, which the Company purchased on June 30, 2023. The Website was put on use on August 30, 2023 and amortization is expected to cover a period of 6 years. Amortization expense for the three months ended November 30, 2023 was $688. Also, the development of the website has been extended and as of November 30 the full amount of the website is $81,000.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenue till November 30, 2023, has a net loss for the three months ended November 30, 2023 in amount of $5,960, and is showing an accumulated deficit as of November 30, 2023 in amount of $ 6,939.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue, however the Company’s cash position may not be sufficient to support the Company’s daily operations long-term.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On June 30, 2023, the Company issued 4,500,000 shares of common stock to its President and Incorporator, Diana Vasylenko, at $0.001 per share.

NOTE 5 – RELATED-PARTY TRANSACTIONS

The President and sole Director of the Company, Diana Vasylenko, is the only related party with whom the Company had transactions. During the three months ended November 30, 2023 Diana Vasylenko contributed $83,023 in cash to assist in paying for operating expenses on behalf of the Company. Also, on June 30, 2023, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500 received from its CEO and sole director. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Contractual commitments

On June 30, 2023, the Company entered into Full Stack Development Agreement with Log Horizon Trading Limited for the development of Company’s website.

Litigation

The Company was not subject to any legal proceedings from the period June 6, 2023 (Inception) to August 31, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – FOREIGN CURRENCY

As a company based in the USA, our primary operations are centered within the United States. However, our dedication to providing a secure and compliant platform connecting tattoo artists and individuals extends globally. We aim to attract top-tier talent and foster meaningful engagements, welcoming customers from all corners of the world, including Europe. As a result of that, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through January 2024, the date when the financial statements were available to be issued to determine if they must be reported.  Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-5

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$14.95
Auditor Fees and Expenses	$5,375
Legal fees and expenses	$1,000
Miscellaneous fees and expenses	$-
TOTAL	$6,389.95

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

E-Smart Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling E-Smart Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Diana Vasylenko	June 30, 2023	4,500,000	$4,500.00

We issued the foregoing restricted shares of common stock to our Director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant dated June 6, 2023
3.2*	Bylaws of the Registrant dated June 6, 2023
3.3**	Amendment to Bylaws of the Registrant
5.1*	Opinion of Counsel
10.1*	Loan agreement dated June 6, 2023
10.2**	Full Stack Development Agreement between the Registrant and Log Horizon Trading Limited
23.1	Consent of Auditor
99.1*	Subscription Agreement

* - filed on October 25, 2023

** - filed on December 15, 2023

ITEM 17. UNDERTAKINGS
The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our Director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 7311 Oxford Ave, Philadelphia, PA 19111 United States on March 26, 2024.

E-SMART CORP.

By: /s/ Diana Vasylenko

Name: Diana Vasylenko
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Diana Vasylenko Diana Vasylenko	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 26, 2024